BRE PROPERTIES, INC.
--------------------------------------------------------------------------------
EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
--------------------------------------------------------------------------------
STATEMENT OF EARNINGS PER SHARE

Average shares outstanding are computed by adding the shares outstanding at each month end and dividing that result by the number of months elapsed in the year-to-date period.

                                         For the three months ended               For the six months ended
                                                 January 31                              January 31
                                     ---------------------------------        ---------------------------------

Computation:                              1996                1995                1996                1995
                                          ----                ----                ----                ----
Shares outstanding at
 beginning of year                      10,962,065          10,916,483          10,962,065          10,916,483

Averaged for dates of grants
 or exercises:

Exercisable, in-the-money,
 stock options                              26,187               8,581              26,187               8,581

Restricted shares granted,
 less forfeitures                            2,800               9,000               2,400               7,714

Exercise of stock options                    6,000                                   5,142
                                      -------------       -------------       -------------        -------------
Average shares outstanding              10,997,052          10,934,064          10,995,794          10,932,778
                                      -------------       -------------       -------------        -------------
                                      -------------       -------------       -------------        -------------

Net income before gain (loss)
 on sales of investments                $6,578,846          $5,942,169         $12,479,131         $11,399,328
                                      -------------       -------------       -------------        -------------
                                      -------------       -------------       -------------        -------------
        Computation                           $.60                $.55               $1.13               $1.05
                                      -------------       -------------       -------------        -------------
                                      -------------       -------------       -------------        -------------
Net gain (loss) on sales of
 investments                              -----             $1,249,762         $  (899,258)         $1,249,762
                                      -------------       -------------       -------------        -------------
                                      -------------       -------------       -------------        -------------
        Computation                       -----                   $.11              $ (.08)               $.11
                                      -------------       -------------       -------------        -------------
                                      -------------       -------------       -------------        -------------
     PRIMARY EARNINGS
        PER SHARE                             $.60                $.66               $1.05               $1.16
                                      -------------       -------------       -------------        -------------
                                      -------------       -------------       -------------        -------------

BRE PROPERTIES, INC.
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EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE (Continued)
--------------------------------------------------------------------------------

                                                 For the three months ended               For the six months ended
                                                         January 31                              January 31
                                             --------------------------------         ---------------------------------
                                                  1996                1995                1996                1995
                                                  ----                ----                ----                ----

       FULLY DILUTED EARNINGS PER SHARE
        Shares outstanding at
         end of period                          10,970,865          10,925,483          10,970,865          10,925,483

        Exercisable, in-the-money
         stock options                              26,187               8,581              26,187               8,581
                                              -------------       -------------       -------------        -------------
        Total shares                            10,997,052          10,934,064          10,997,052          10,934,064
                                              -------------       -------------       -------------        -------------
                                              -------------       -------------       -------------        -------------
        Income before gain on sales of
         investments                            $6,578,846          $5,942,169         $12,479,131         $11,399,328
                                              -------------       -------------       -------------        -------------
                                              -------------       -------------       -------------        -------------
             As computed                              $.60                $.55               $1.13               $1.05
                                              -------------       -------------       -------------        -------------
                                              -------------       -------------       -------------        -------------
        Net gain (loss) on sales of
         investments                              --------          $1,249,762         $  (899,258)        $ 1,249,762
                                              -------------       -------------       -------------        -------------
                                              -------------       -------------       -------------        -------------
             As computed                          --------                $.11              $(. 08)               $.11
                                              -------------       -------------       -------------        -------------
                                              -------------       -------------       -------------        -------------
             Fully diluted earnings
              per share                               $.60                $.66               $1.05               $1.16
                                              -------------       -------------       -------------        -------------
                                              -------------       -------------       -------------        -------------

                                      16